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                                  EXHIBIT 23.1





The Board of Directors
Cell Robotics International, Inc.

We have issued our report dated March 4, 2005, except for the first paragraph of
Note 12 as to which the date is April 11, 2005, and the second paragraph of Note 12 as to which the date is April 26, 2005, accompanying the consolidated financial statements as of and for the year ended December 31, 2004 included in the Annual Report of Cell Robotics International, Inc. on Form 10-KSB for the year ended December 31, 2004. We hereby consent to incorporation by reference of said reports in the registration statements of Cell Robotics International, Inc. on Forms S-8 (File No. 333-06115, effective June 17, 1996, File No. 33-74405, effective March 15, 1999, File No. 333-76200, effective January 2, 2002, File No. 333-100191, effective September 30, 2002, File No. 333-104041, effective March 26, 2003 and File No. 333-110403, effective November 12, 2003)


/s/Goldstein Golub Kessler LLP
New York, New York
May 9, 2005


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